Exhibit 10.29

WARRANT EXERCISE AGREEMENT

This WARRANT EXERCISE AGREEMENT (“Agreement”) is entered into effective as of August [__], 2025 by and between FireFly Automatix, Inc., a Delaware corporation (the “Company”) and Joseph Reda (“Reda”), Jonathan Schecter (“Schecter”), Bradley Woods & Co. Ltd (“Bradley Woods”), and Chardan Capital Markets LLC (“Chardan” together with Reda, Schecter, and Bradley Woods, each a “Holder” and together, the “Holders”).

RECITALS

WHEREAS, the Holders hold certain warrants to purchase shares of the Company’s common stock that were issued by the Company on April 22, 2020, with an exercise price equal to $2.00 per share of common stock (the “Holder Warrants”).

WHEREAS, the Holder Warrants do not provide for “net” or “cashless” exercise.

WHEREAS, the Company and the Holders desire to agree that the Holder Warrants may be exercised on a cashless basis for shares of common stock (the “Warrant Shares”), in the manner described herein.

WHEREAS, pursuant to Section 7(l) of the Holder Warrants, the Holder Warrants may be modified or amended or the provisions thereof waived with the written consent of the Company and the respective Holder.

NOW, THEREFORE, in consideration of the premises, the mutual covenants and commitments set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agree that notwithstanding anything in the warrants to the contrary, the warrants shall be exercised on a cashless basis on the following terms:

Section 1. Cashless Exercise. The Company and each Holder agrees that, notwithstanding anything in the Holder Warrants to the contrary, each Holder, effective on the date of this Agreement, is exercising their warrants for the number of shares of common stock set forth on Schedule A for their respective Holder Warrants, constituting 80% of the number of shares of common stock each Holder Warrant was initially exercisable for.

Section 2. Issuance of Warrant Shares. Immediately upon execution of this Agreement, the Company shall issue Warrant Shares in the name of the respective Holders. The Warrant Shares may be issued in certificated form or in uncertificated, electronic, or book-entry form, as determined by the Company in its sole discretion, subject to applicable law and the Company’s governing documents.

Section 3. Transfer Restrictions; Legends. The Warrant Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and may not be sold, transferred, pledged, or otherwise disposed of except pursuant to an effective registration statement or an exemption from registration under the Securities Act and applicable state securities laws.

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The Company may require, as a condition of any transfer of the Warrant Shares, an opinion of counsel satisfactory to the Company that such transfer is exempt from registration under the Securities Act and applicable state securities laws.

The certificates, book-entry statements, or other evidence of issuance representing the Warrant Shares, regardless of form, representing the Warrant Shares shall bear a legend substantially in the following form:

“THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS. THIS SECURITY MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT WITH A REGISTERED BROKER-DEALER OR OTHER LOAN WITH A FINANCIAL INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a) UNDER THE SECURITIES ACT OR OTHER LOAN SECURED BY SUCH SECURITIES.”

Any transferee of the Warrant Shares must agree in writing to be bound by the terms of this Agreement.

Section 4. Governing Law; Submission to Jurisdiction; Waiver Of Jury Trial.

(a) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the United States of America and the State of New York, both substantive and remedial, without regard to New York conflicts of law principles.

(b) Submission to Jurisdiction. Any judicial proceeding brought against either of the parties to this Agreement or any dispute arising out of this Agreement or any matter related hereto shall be brought in the courts of the State of New York, New York County, or in the United States District Court for the Southern District of New York and, by its execution and delivery of this Agreement, each party to this Agreement accepts the jurisdiction of such courts. The foregoing consent to jurisdiction shall not be deemed to confer rights on any person other than the parties to this Agreement. This Section 4 is for the benefit of the Holders only and, as a result, no Holder shall be prevented from taking proceedings in any other courts with jurisdiction. To the extent allowed by applicable laws, the Holders may take concurrent proceedings in any number of jurisdictions.

(c) Waiver of Jury Trial. The Company and each Holder hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby or thereby.

Section 5. Miscellaneous.

(a) Severability. In case any provision of or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

(b) Headings. Headings and captions used in this Agreement (including the Exhibits, Schedules and Annexes hereto, if any) are included for convenience of reference only and shall not be given any substantive effect.

(c) Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agreement by signing any such counterpart.

(d) Controlling Provisions. In the event of any inconsistencies between the provisions of this Agreement and the provisions of the Holder Warrants, the provisions of this Agreement shall govern and prevail.

This Agreement shall be deemed to automatically terminate the Holder Warrants, effective immediately following the consummation of the transactions contemplated by this Agreement, and none of the Company or any Holder will have any continuing rights or obligations thereunder following termination. This Agreement supersedes any other oral or written agreements between the parties regarding the subject matter hereof.

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IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties have executed this Agreement as of the date first set forth above.

FIREFLY AUTOMATIX, INC.

By:
Name:	Andrew W. Limpert
Title:	Chief Executive Officer

[signature page of Holders to follow]

Signature Page to Warrant Exercise Agreement

IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties have executed this Agreement as of the date first set forth above.

Name of Holder: Joseph Reda

Name of Holder: Jonathan Schecter

Name of Holder: Bradley Woods & Co. Ltd.

By:
Name:
Title:

Name of Holder: Chardan Capital Markets LLC

By:
Name:
Title:

Signature Page to Warrant Exercise Agreement

Schedule A

Holder Warrants

Holder	Issue Date	Warrant Shares issuable upon Cashless Exercise
Joseph Reda	4/22/2020	9,600
Jonathan Schecter	4/22/2020	4,800
Bradley Woods & Co Ltd	4/22/2020	1,600
Chardan Capital Markets LLC	4/22/2020	16,000